[LETTERHEAD OF GREENBERG TRAURIG]


                                January 28, 2000


Vodavi Technology, Inc.
8300 E. Raintree Drive
Scottsdale, AZ  85260

          RE: REGISTRATION STATEMENT ON FORM S-8
              VODAVI TECHNOLOGY, INC.

Ladies and Gentlemen:

     As legal counsel to Vodavi Technology, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about January 28, 2000 in connection with the registration under the Securities Act of 1933, as amended, of 58,750 shares of the Company's common stock, par value $0.001 per share, (the "Shares") issuable pursuant to a stock option agreement (the "Agreement"). The facts, as we understand them, are set forth in the Registration Statement.

     With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

     A. The Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, as amended through the date hereof;

     B. The Bylaws of the Company, as amended through the date hereof;

     C. Various resolutions of the Board of Directors of the Company authorizing the issuance of the Shares;

     D. The Registration Statement; and

     E. The Agreement.

GREENBERG TRAURIG

Vodavi Technology, Inc.
January 28, 2000
Page Two


     Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and sold in accordance with the terms of the Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under federal securities laws and the laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

     We  hereby  expressly   consent  to  any  reference  to  our  firm  in  the
Registration Statement, inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

                                       Very truly yours,

                                       /s/ Greenberg Traurig, LLP, a partnership
                                           of limited liability entities